Exhibit 99.1

Investor Relations: Brian Norris Vice President of Investor Relations +1 781.250.3829 brian.norris@fleetmatics.com	Public Relations: Juli Burda Director of Public Relations +1 847.378.4398 juli.burda@fleetmatics.com

Fleetmatics Reports Strong First Quarter Financial Results and Subscriber Growth

- Company Reaffirms Outlook for 2016 -

•	Q1 Revenue of $78.9 million, up 21% year-over-year

•	Q1 GAAP EPS of $0.14; Non-GAAP[1] adjusted EPS of $0.35

•	Q1 Adjusted EBITDA[1] of $24.3 million, or 30.8% of total revenue

•	Q1 Cash flow from operations of $23.5 million

•	Q1 Free cash flow of $13.7 million, or 17.4% of total revenue

•	Active vehicles under subscription increases to 737,000

Dublin, Ireland and Boston, Massachusetts – May 4, 2016 – Fleetmatics Group PLC (NYSE: FLTX), a leading global provider of mobile workforce solutions for service-based businesses of all sizes delivered as software-as-a-service (SaaS), today announced financial results for its first quarter ended March 31, 2016.

“We’re pleased to report strong first quarter results which were highlighted by solid revenue and subscriber growth and improved free cash flow margins,” said Jim Travers, Chairman and Chief Executive Officer of Fleetmatics. “Our results continue to reflect our expanding leadership position in North America, our growing presence in international markets and our ability to deliver innovative applications that meet the needs of our rapidly growing customer base. Looking ahead, we remain well positioned to execute on our strategic growth plans.”

Results for the First Quarter of 2016

Total revenue for the first quarter of 2016 was $78.9 million, an increase of 21% compared to $65.5 million for the first quarter of 2015. GAAP net income for the first quarter of 2016 was $5.6 million, or $0.14 per diluted share, compared to $11.8 million, or $0.30 per diluted share, for the first quarter of 2015. Non-GAAP1 adjusted earnings for the first quarter of 2016 was $13.9 million, or $0.35 per diluted share, compared to $12.7 million, or $0.33 per diluted share, for the first quarter of 2015. Adjusted EBITDA1 for the first quarter of 2016 was $24.3 million, an increase of 15% compared to $21.2 million for the first quarter of 2015. Adjusted EBITDA1 margin for the first quarter of 2016 was 30.8% compared to 32.4% for the first quarter of 2015. As of March 31, 2016, the Company had cash of $186.2 million compared to $177.1 million at December 31, 2015. During the first quarter of 2016, the Company generated $23.5 million in net cash from operations and invested $9.8 million in purchases of property and equipment and capitalization of internally developed software, resulting in free cash flow of $13.7 million. During the first quarter of 2015, the Company generated $17.3 million in net cash from operations and invested $10.1 million in purchases of property and equipment and capitalization of internally developed software, resulting in free cash flow of $7.2 million.

Company Issues Second Quarter Guidance and Reaffirms Full Year 2016 Outlook

The Company today issued guidance for the second quarter of 2016 and reaffirmed its full year 2016 outlook. The Company’s guidance is based on the current indications for its business, which may change at any time.

•	Second Quarter 2016 Guidance: The Company expects total revenue to be in the range of $82.5 million to $84.0 million. Adjusted EBITDA[1] is expected to be in the range of $26.0 million to $27.0 million. Non-GAAP[1] adjusted earnings per share is expected to be in the range of $0.39 to $0.41 based on approximately 39.8 million weighted average diluted shares outstanding.

•	Full Year 2016 Guidance: The Company expects total revenue to be in the range of $342.0 million to $346.0 million. Adjusted EBITDA[1] is expected to be in the range of $113.0 million to $117.0 million. Non-GAAP[1] adjusted earnings per share is expected to be in the range of $1.72 to $1.80 based on approximately 40.5 million weighted average diluted shares outstanding.

Company to Host Live Conference Call and Webcast

The Company’s management team plans to host a live conference call and webcast at 5:00 p.m. Eastern Time today to discuss the financial results as well as management’s outlook for the business and other matters. The conference call may be accessed in the United States by dialing 1.800.230.1059 and using access code “FLTX”. The conference call may be accessed outside of the United States by dialing +1.612.288.0337 and using access code “FLTX”. The conference call will be simultaneously webcast on the Company’s investor relations website, which can be accessed at http://ir.fleetmatics.com. A replay of the conference call will be available approximately two hours after the call by dialing 1.800.475.6701 or +1.320.365.3844 and using access code 390358 or by accessing the webcast replay on the Company’s investor relations website. The Company has used, and intends to continue to use, the investor relations portion of its website as a means of disclosing material non-public information and for complying with disclosure obligations under Regulation FD.

About Fleetmatics Group PLC

Fleetmatics Group PLC is a leading global provider of mobile workforce solutions for service-based businesses of all sizes delivered as software-as-a-service (SaaS). Our solutions enable businesses to meet the challenges associated with managing local fleets, and improve the productivity of their mobile workforces, by extracting actionable business intelligence from real-time and historical vehicle and driver behavioral data. Fleetmatics Group’s intuitive, cost-effective Web-based solutions provide fleet operators with visibility into vehicle location, fuel usage, speed and mileage, and other insights into their mobile workforce, enabling them to reduce operating and capital costs, as well as increase revenue. An integrated, full-featured mobile workforce management product provides additional efficiencies related to job management by empowering the field worker and speeding the job completion process – quote through payment. As of March 31, 2016, Fleetmatics served approximately 37,000 customers and approximately 737,000 subscribed vehicles worldwide. To learn more about Fleetmatics, visit www.fleetmatics.com.

1Non-GAAP Financial Measures

In this release, Fleetmatics’ non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP adjusted earnings, non-GAAP diluted adjusted earnings per share, adjusted EBITDA and adjusted EBITDA margin are not presented in accordance with generally accepted accounting principles (GAAP) and are not intended to be used in lieu of GAAP presentations of results of operations. Non-GAAP gross profit and non-GAAP gross margin exclude share-based compensation and amortization of intangible assets. Non-GAAP operating income excludes share-based compensation; amortization of intangible assets; certain non-recurring litigation and settlement costs; certain acquisition-related transaction costs; and contingent consideration expense. Non-GAAP adjusted earnings and non-GAAP diluted adjusted earnings per share exclude share-based compensation; amortization of intangible assets; foreign currency transaction (gain) loss; certain non-recurring litigation and settlement costs; certain acquisition-related transaction costs; loss on extinguishment of debt; contingent consideration expense; the tax effects related to these items; and the tax reserve component of the income tax provision.

Adjusted EBITDA is defined as net income (loss) plus provision for (benefit from) income taxes; interest (income) expense, net; foreign currency transaction (gain) loss, net; depreciation and amortization of property and equipment; amortization of capitalized in-vehicle devices owned by customers; amortization of intangible assets; share-based compensation; certain non-recurring litigation and settlement costs; loss on extinguishment of debt; contingent consideration expense; and certain acquisition-related transaction costs.

Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool and are not intended to be an alternative to financial measures prepared in accordance with GAAP. We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our continued leadership position, extending our international presence, and our ability to develop innovative products and our expected financial results for the second quarter of 2016, the full year of 2016 and beyond. These forward-looking statements include, but are not limited to: plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks associated with the fluctuations of foreign currency exchange rates and the impact on our revenue and expenses; risks associated with our ability to effectively and efficiently attract, sell to and retain customers; our ability to continue to compete in a highly fragmented market and the risk of future competitors by way of recent and future acquisitions or otherwise; our ability to retain and increase sales to our existing customers; our ability to successfully attract customers on a cost-effective basis; our dependence on enterprise customers and their renewal of their agreements with us; our dependence on various lead generation programs; our ability to successfully complete and integrate acquisitions; expectations regarding the widespread adoption of fleet management solutions; our ability to expand the sales of our products in new geographies using our current lead generation and sales model; the effect of fluctuations in foreign currency exchange rates; our ability to integrate and sell our products through indirect sales channels; our ability to maintain high levels of performance of our software offering; our ability to keep up with the rapid technological change required to remain competitive in our industry; our ability to migrate customers to newer technologies; the impact of adverse economic conditions on information technology spending by our target customers; and collection of our accounts receivable and other risks set forth under the caption “Risk Factors” in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2016, as updated by our subsequently filed quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

FLEETMATICS GROUP PLC

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2016	2015
Subscription revenue	$78,947	$65,471
Cost of subscription revenue	20,943	17,185

Gross profit	58,004	48,286

Operating expenses:
Sales and marketing	29,423	23,269
Research and development	6,839	4,597
General and administrative	16,080	11,685

Total operating expenses	52,342	39,551

Income from operations	5,662	8,735
Interest income (expense), net	(237)	(269)
Foreign currency transaction gain (loss), net	(2,795)	4,969
Loss on extinguishment of debt	—	(107)

Income before income taxes	2,630	13,328
Provision for (benefit from) income taxes	(2,931)	1,577

Net income	$5,561	$11,751

Net income per share:
Basic	$0.14	$0.31

Diluted	$0.14	$0.30

Weighted average ordinary shares outstanding:
Basic	38,768,333	37,989,086

Diluted	39,599,032	39,025,216

FLEETMATICS GROUP PLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2016	December 31, 2015
	(Unaudited)
Assets
Current assets:
Cash	$186,223	$177,083
Restricted cash	142	135
Accounts receivable, net of allowances of $2,237 and $2,233 at March 31, 2016 and December 31, 2015, respectively	20,748	20,971
Prepaid expenses and other current assets	16,354	14,430

Total current assets	223,467	212,619
Property and equipment, net	105,490	104,506
Goodwill	54,250	54,178
Intangible assets, net	13,804	14,889
Deferred tax assets, net	6,686	6,573
Other assets	10,046	9,630

Total assets	$413,743	$402,395

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$10,084	$7,853
Accrued expenses and other current liabilities	25,700	24,447
Deferred revenue	21,650	22,339

Total current liabilities	57,434	54,639
Deferred revenue	8,231	7,951
Accrued income taxes	832	3,739
Long-term debt, net of discount of $673 and $717 at March 31, 2016 and December 31, 2015, respectively	23,077	23,033
Other liabilities	9,835	10,856

Total liabilities	99,409	100,218

Total shareholders’ equity	314,334	302,177

Total liabilities and shareholders’ equity	$413,743	$402,395

FLEETMATICS GROUP PLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities:
Net income	$5,561	$11,751
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	9,298	6,566
Amortization of capitalized in-vehicle devices owned by customers	—	426
Amortization of intangible assets	1,010	585
Amortization of deferred commissions, other deferred costs and debt discount	2,991	2,486
Provision for accounts receivable allowances	1,444	503
Unrealized foreign currency transaction (gain) loss	2,793	(5,045)
Loss on disposal of property and equipment and other assets	836	559
Share-based compensation	8,267	4,543
Change in excess tax benefits from share-based awards	(621)	(1,063)
Loss on extinguishment of debt	—	107
Changes in operating assets and liabilities:
Accounts receivable	(1,042)	(4,396)
Prepaid expenses and other current and long-term assets	(4,678)	(3,028)
Accounts payable, accrued expenses and other current liabilities	959	1,485
Accrued income taxes	(2,906)	423
Deferred revenue	(441)	1,392

Net cash provided by operating activities	23,471	17,294

Cash flows from investing activities:
Purchases of property and equipment	(8,071)	(9,091)
Capitalization of internal-use software costs	(1,679)	(982)
Payment for businesses acquired, net of cash acquired	(72)	(7,673)
Net increase in restricted cash	—	(149)

Net cash used in investing activities	(9,822)	(17,895)

Cash flows from financing activities:
Payments of borrowings under Revolving Credit Facility	—	(23,750)
Proceeds from borrowings under Credit Facility	—	22,541
Proceeds from exercise of stock options	151	1,303
Taxes paid related to net share settlement of equity awards	(5,316)	(2,551)
Change in excess tax benefits from share-based awards	621	1,063
Payments of capital lease obligations	(533)	(174)
Payments of notes payable	—	(210)

Net cash used in financing activities	(5,077)	(1,778)

Effect of exchange rate changes on cash	568	(848)

Net increase (decrease) in cash	9,140	(3,227)
Cash, beginning of period	177,083	175,400

Cash, end of period	$186,223	$172,173

Supplemental disclosure of cash flow information:
Cash paid for interest	$173	$231
Cash paid (refunds received), net for income taxes	$204	$129
Supplemental disclosure of non-cash financing and investing activities:
Acquisition of property and equipment and software through capital leases and note payable	$631	$494
Additions to property and equipment included in accounts payable or accrued expenses at the balance sheet dates	$1,730	$2,410

RECONCILIATION OF GAAP TO NON-GAAP GROSS PROFIT AND OPERATING INCOME

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2016	2015
Gross Profit GAAP	$58,004	$48,286
Share-based compensation	410	251
Amortization of intangible assets	371	300

Gross Profit Non-GAAP	$58,785	$48,837

Subscription revenue	$78,947	$65,471
Gross Margin Percentages:
GAAP	73.5%	73.8%
Non-GAAP	74.5%	74.6%

	Three Months Ended March 31,
	2016	2015
Operating income GAAP	$5,662	$8,735
Share-based compensation	8,267	4,543
Amortization of intangible assets	1,010	585
Litigation and settlements	97	172
Acquisition-related transaction costs	—	157

Operating income Non-GAAP	$15,036	$14,192

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2016	2015
Reconciliation of Net Income to Adjusted EBITDA:
Net income	$5,561	$11,751
Provision for (benefit from) income taxes	(2,931)	1,577
Interest (income) expense, net	237	269
Foreign currency transaction (gain) loss, net	2,795	(4,969)
Depreciation and amortization of property and equipment	9,298	6,566
Amortization of capitalized in-vehicle devices owned by customers	—	426
Amortization of intangible assets	1,010	585
Share-based compensation	8,267	4,543
Litigation and settlements	97	172
Acquisition-related transaction costs	—	157
Loss on extinguishment of debt	—	107

Adjusted EBITDA	$24,334	$21,184

Subscription revenue	$78,947	$65,471
Adjusted EBITDA margin	30.8%	32.4%

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP ADJUSTED EARNINGS AND EPS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31,
	2016	2015
Net income	$5,561	$11,751
Amortization of intangible assets	1,010	585
Share-based compensation	8,267	4,543
Foreign currency transaction (gain) loss, net	2,795	(4,969)
Litigation and settlements	97	172
Acquisition-related transaction costs	—	157
Loss on extinguishment of debt	—	107
Tax effect of non-GAAP adjustments above at 8%	(973)	(48)
Tax reserve component of income tax provision	(2,905)	423

Adjusted earnings	$13,852	$12,721

Weighted average ordinary shares outstanding — diluted	39,599,032	39,025,216
Non-GAAP adjusted EPS	$0.35	$0.33

FLEETMATICS GROUP PLC

RECONCILIATION TO NON-GAAP INCOME

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2016	2015
Cost of subscription revenue
Share-based compensation	$410	$251
Amortization of intangible assets	371	300

Subtotal cost of subscription revenue	781	551
Sales and marketing
Share-based compensation	2,900	1,824
Amortization of intangible assets	639	285

Subtotal sales and marketing	3,539	2,109
Research and development
Share-based compensation	1,237	673

Subtotal research and development	1,237	673
General and administrative
Share-based compensation	3,720	1,795
Litigation and settlements	97	172
Acquisition-related transaction costs	—	157

Subtotal general and administrative	3,817	2,124
Foreign currency transaction (gain) loss, net	2,795	(4,969)
Loss on extinguishment of debt	—	107
Tax effect of non-GAAP adjustments, net of tax reserve component of income tax provision	(3,878)	375

Total expense add-backs	$8,291	$970